Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2005, in the Registration Statement on Form SB-2 and related Prospectus of BSI2000, Inc. dated August 12, 2005.

/s/ Ehrhardt Keefe Steiner & Hottman PC Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
August 12, 2005